Exhibit 5.1

919 Third Avenue

New York, NY 10022

212.756.2000

212.593.5955 fax

www.srz.com

February 1, 2018

Keane Group, Inc.

2121 Sage Road

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Keane Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company, the subsidiaries of the Company included in Schedule A hereto (the “Delaware Subsidiaries”) and the subsidiary included in Schedule B hereto (the “Pennsylvania Subsidiary” and, together with the Company and the Delaware Subsidiaries, the “Issuers”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) debt securities (the “Debt Securities”) of one or more of the Issuers (in such capacity, a “Debt Securities Issuer”), and (iii) guarantees of one or more of the Issuers (collectively in such capacity, the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”). The Common Stock, the Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price. The Debt Securities and the Guarantees thereof, if any, will be issued under indentures (as amended and supplemented by the Supplemental Indentures, the “Indentures”) among one or more Debt Securities Issuers, one or more Guarantors, as applicable, and such trustee as shall be named therein (the “Trustee”).

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus, (ii) the Certificate of Incorporation and bylaws of the Company, (iii) the organizational documents of each of the Delaware Subsidiaries and (iv) such other agreements, certificates and documents of public officials, officers and other representatives of the Company and the Delaware Subsidiaries as we have deemed necessary as a basis for our opinions set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement, and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have also assumed at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the applicable Indenture will be the valid and legally binding obligation of the applicable Trustee. We have assumed further that, at the time of execution, authentication, issuance and delivery of

Keane Group, Inc.

February 1, 2018

the applicable Indenture, Debt Securities and Guarantees, as applicable, (1) such Indenture, Debt Securities and Guarantees will have been duly authorized, executed and delivered by the applicable Debt Securities Issuer and applicable Guarantors in accordance with the law of the respective jurisdictions in which each of them is organized; (2) the execution, delivery, issuance and performance, as applicable, by the Pennsylvania Subsidiary of such Indenture, Debt Securities and Guarantees, as applicable, will not violate the organizational documents of such Pennsylvania Subsidiary; (3) the execution, delivery, issuance and performance, as applicable, by the applicable Debt Securities Issuer and applicable Guarantors of such Indenture, Debt Securities and Guarantees, as applicable, will not violate the law of the respective jurisdictions in which each of them is organized or any other applicable laws; (4) there shall not have occurred any change in law affecting the validity or enforceability of any Security; (5) the terms of any Security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Issuers of any such Security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Issuers; (6) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (7) a prospectus supplement will have been filed with the Commission with respect to the any Securities offered thereby; (8) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (9) the Company and the Delaware Subsidiaries will remain a Delaware corporation and Delaware limited liability companies, respectively; (10) upon issuance of any Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Certificate of Incorporation and bylaws; (11) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement; (12) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (13) any Indenture, Debt Securities and Guarantees will be construed in accordance with and governed by the laws of the State of New York and (14) any Indenture, Debt Security and Guarantee constitutes a valid and binding agreement of the Debt Securities Issuers and Guarantors, as applicable, enforceable against such parties in accordance with its respective terms, to the extent that laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act are relevant thereto.

Based upon the foregoing, and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that:

1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Company Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, the Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to any Debt Securities, assuming (a) the taking by the Board of Directors or equivalent governing body of the applicable Debt Securities Issuer or a duly constituted and acting committee of such Board of Directors or equivalent governing body or duly authorized officers of such Debt Securities Issuer (such Board of Directors or equivalent governing body, committee or authorized officers being referred to herein as the “Debt Authorizing Party”) of all necessary corporate action to authorize and approve the execution and delivery of the applicable Indenture, the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (b) the due execution and delivery of the applicable Indenture by the applicable Debt Securities Issuer and any Guarantors parties thereto and (c) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the applicable Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Debt Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities issued by such Debt Securities Issuer will constitute valid and binding obligations of such Debt Securities Issuer enforceable against such Debt Securities Issuer in accordance with their terms.

3. With respect to the Guarantees, assuming (a) the taking by the Board of Directors or equivalent governing body of each Guarantor or a duly constituted and acting committee of such Board of Directors or equivalent governing body or duly authorized officers of each Guarantor (such Board of Directors or equivalent governing body, committee or authorized officers being referred to herein as the “Guarantor Authorizing Party”) of all necessary corporate action to approve the execution and delivery of the applicable Indenture, the issuance and terms of the Guarantees and related matters, (b) the due execution and delivery of the applicable Indenture by each of the Guarantors parties thereto and the applicable Debt Securities Issuer, (c) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Guarantor Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (d) the due issuance of such Guarantees, such Guarantees will constitute valid and binding obligations of the Guarantors issuing such Guarantees enforceable against such Guarantors in accordance with their terms.

Our opinions set forth in paragraphs 2 and 3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, (ii) general principles of equity, including, without limitation, principles of reasonable, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Debt Securities, Guarantees or any Indenture. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

Keane Group, Inc.

February 1, 2018

Members of this firm are admitted to the bar in the State of New York and the opinions set forth above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

This opinion is given on the basis of the law and the facts existing as of the date hereof and delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP

Schedule A

Subsidiary Entities Formed in the State of Delaware

Subsidiary

Keane Frac GP, LLC

Keane Group Holdings, LLC

KGH Intermediate Holdco I, LLC

KGH Intermediate Holdco II, LLC

KS Drilling, LLC

Schedule B

Subsidiary Entity Formed in Pennsylvania

Subsidiary

Keane Frac, LP